FOR IMMEDIATE RELEASE

Media Relations:
Paula Heinkel
332.877.5339
Media.request@iff.com

Investor Relations:
Michael Bender
212.708.7263
Investor.Relations@iff.com

IFF Reports First Quarter 2023 Results

NEW YORK - May 8, 2023 - IFF (NYSE: IFF) reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$3.0 B	$14 M	$(0.04)	$503 M	16.6%	$0.87

Management Commentary
“We delivered first quarter 2023 results in line or ahead of our expectations amidst a challenging operating environment," said IFF CEO Frank Clyburn. “Our team successfully navigated soft end-market demand and customer inventory destocking as they executed on our priorities to deliver our financial commitments. As we look ahead to the balance of the year, we continue to believe our volume performance will improve, yet acknowledge that market conditions remain uncertain. As such, we remain steadfast in our focus to control what we can control as we solidify profitability, maximize cash flow and drive portfolio optimization to generate strong returns for our shareholders.”

First Quarter 2023 Consolidated Financial Results
•Reported net sales for the first quarter were $3.03 billion, flat versus the prior-year period. On a comparable basis2, currency neutral sales increased 1% versus the prior-year period, led by Scent and Pharma Solutions.
•Income before taxes on a reported basis for the first quarter was $14 million. Adjusted operating EBITDA for the first quarter was $503 million. On a comparable basis2, currency neutral adjusted operating EBITDA declined 19% versus the prior-year period, as pricing and productivity gains were more than offset by lower volumes and unfavorable manufacturing absorption related to the Company's inventory reduction program.
•Reported earnings per share (EPS) for the first quarter was $(0.04). Adjusted EPS excluding amortization was $0.87 per diluted share.
•Cash flows from operations at the end of the first quarter was $127 million, and free cash flow defined as cash flows from operations less capital expenditures totaled $(48) million. Net debt to credit adjusted EBITDA at the end of the first quarter was 4.6x.

1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.
2 Comparable results for the first quarter exclude the impact of divestitures and acquisitions.

First Quarter 2023 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Comparable Currency Neutral (Non-GAAP)[2]	Comparable Currency Neutral Adjusted (Non-GAAP)[2]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	(5)%	(37)%	0%	(27)%
Health & Biosciences	(22)%	(32)%	(3)%	(19)%
Scent	4%	(9)%	8%	1%
Pharma Solutions	2%	(9)%	4%	(6)%

Nourish Segment
•On a reported basis, first quarter sales were $1.65 billion. On a comparable basis2 , currency neutral sales was flat as growth in Food Design and in Flavors was offset by declines in Ingredients.
•Nourish adjusted operating EBITDA was $208 million and adjusted operating EBITDA margin was 12.6% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 27% as price increases and productivity gains were more than offset by lower volumes and unfavorable manufacturing absorption related to the Company's inventory reduction program.

Health & Biosciences Segment
•On a reported basis, first quarter sales were $513 million. On a comparable basis2 , currency neutral sales decreased 3% as growth in Cultures & Food Enzymes and Home & Personal Care was offset by softness in Health, Grain Processing and Animal Nutrition.
•Health & Biosciences adjusted operating EBITDA was $131 million and adjusted operating EBITDA margin was 25.5% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 19% as price increases and productivity gains were more than offset by lower volumes and unfavorable manufacturing absorption related to the Company's inventory reduction program.

Scent Segment
•On a reported basis, first quarter sales were $608 million. On a comparable basis2, currency neutral sales increased 8% led by double-digit growth in Fine Fragrance and Consumer Fragrance.
•Scent adjusted operating EBITDA was $105 million and adjusted operating EBITDA margin was 17.3% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA increased 1% led by volume growth, pricing and productivity gains.

Pharma Solutions Segment
•On a reported basis, first quarter sales were $253 million. On a comparable basis2, currency neutral sales increased 4% led by growth in Core Pharma.
•Pharma Solutions adjusted operating EBITDA was $59 million and adjusted operating EBITDA margin was 23.3% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 6% as pricing and productivity were more than offset principally due to unfavorable manufacturing absorption related to the Company's inventory reduction program.

Financial Guidance
The Company expects full year 2023 sales to be approximately $12.3 billion (previously $12.5 billion), with an expected full year 2023 adjusted operating EBITDA of approximately $2.34 billion (no change). The change in sales guidance reflects energy and raw material pass-through price adjustments as well as unfavorable impact from foreign exchange.

The Company's full year guidance excludes approximately $335 million (previously $350 million) in sales and approximately $55 million (previously $50 million) in adjusted operating EBITDA for the anticipated Savory Solutions and Flavor Specialty Ingredients divestitures. The change in portfolio impact now reflects the anticipated close of Savory Solutions in June 2023 (previously May 2023) and the anticipated close of Flavor Specialty Ingredients in September 2023.

Comparable currency neutral sales growth for 2023 is expected to be approximately 5% (previously approximately 6%). On a comparable basis, full year 2022 sales were approximately $11.885 billion (previous $11.875 billion), excluding approximately $555 million (previously $565 million) of sales related to the impact of divestitures and acquisitions in current and prior year periods.

Comparable currency neutral adjusted operating EBITDA growth for 2023 is expected to be approximately flat versus prior year. On a comparable basis, full year 2022 adjusted operating EBITDA was approximately $2.37 billion (no change), excluding approximately $85 million (no change) of adjusted operating EBITDA related to the impact of divestitures and acquisitions in current and prior year periods.

Based on current market foreign exchange rates, the Company expects that foreign exchange will have approximately 1% (previously 0%) adverse impact to sales growth and approximately a 3% (previously 1%) adverse impact to adjusted operating EBITDA growth in 2023.

The Company issues financial guidance for the second quarter 2023, where it expects sales to be approximately $3.0 billion to $3.1 billion and adjusted operating EBITDA of approximately $540 million to $590 million.

The Company cannot reconcile its expected adjusted operating EBITDA without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to acquisition, divestiture (including the anticipated Savory Solutions and Flavor Specialty Ingredients divestitures) and integration related costs, gains (losses) on business disposals, and regulatory costs.

Audio Webcast
A live webcast to discuss the Company’s first quarter 2023 financial results will be held on May 9, 2023, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations including those concerning the impacts of COVID-19 and our plans to respond to its implications; the expected impact of global supply chain challenges; expectations regarding sales and profit for the fiscal year 2023, including the impact of foreign exchange, pricing actions, raw materials, energy and sourcing, logistics and manufacturing costs; expectations of the impact of inflationary pressures and the pricing actions to offset exposure to such impacts; the impact of high input costs, including commodities, raw materials, transportation and energy; our ability to drive cost discipline measures and the ability to recover margin to pre-inflation levels; expectations regarding the implementation of our refreshed growth-focused strategy; the expected divestitures of Savory Solutions and Flavor Specialty Ingredients and the progress of our portfolio optimization strategy, through non-core business divestitures and acquisitions, such as the Health Wright acquisition; our combination with N&B, including the expected benefits and synergies of the N&B Transaction and future opportunities for the combined company, the success of our integration efforts and ability to deliver on our synergy commitments as well as future opportunities for the combined company; the success of our optimization of our portfolio; the impact of global economic uncertainty or recessionary pressures on demand for consumer products; the growth potential of the markets in which we operate, including the emerging markets; expected capital expenditures in 2023; the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings; expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to drive reductions in expenses; our strategic investments in capacity and increasing inventory to drive improved profitability; our ability to innovate and execute on specific consumer trends and demands; our ability enhance our innovation efforts and drive cost efficiencies; and our ability to continue to generate value for, and return cash to, our shareholders.

These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) inflationary trends, including in the price of our input costs, such as raw materials, transportation and energy; (2) supply chain disruptions, geopolitical developments, including the Russia-Ukraine conflict, or climate-change related events (including severe weather events) that may affect our suppliers or procurement of raw materials; (3) our ability to successfully execute the next phase of our strategic transformation; (4) risks related to the integration of the N&B business, including whether we will realize the benefits anticipated from the merger in the expected time frame; (5) our substantial amount of indebtedness and its impact on our liquidity, credit ratings and ability to return capital to its shareholders; (6) our ability to enter into or close strategic transactions or divestments or successfully establish and manage acquisitions, collaborations, joint ventures or partnerships; (7) our ability to successfully market to our expanded and diverse customer base; (8) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (9) our ability to retain key employees; (10) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (11) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (12) the impact of global health crises, such as the COVID-19 pandemic, on our supply chains, global operations, our customers and our suppliers; (13) disruption in the development, manufacture, distribution or sale of our products from natural disasters (such as the COVID-19 pandemic), public health crises, international conflicts (such as the Russia and Ukraine conflict), terrorist acts, labor strikes, political or economic crises (such as the uncertainty related to protracted U.S. federal debt ceiling negotiations), accidents and similar events; (14) volatility and increases in the price of raw materials, energy and transportation; (15) the impact of a significant data breach or other disruption in our information technology systems, and our ability to comply with data protection laws in the U.S. and abroad; (16) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (17) our ability to meet increasing customer, consumer, shareholder and regulatory focus on sustainability; (18) defects, quality issues (including product recalls), inadequate disclosure or misuse with respect to the products and capabilities; (19) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; (20) our ability to benefit from our investments and expansion in emerging markets; (21) the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (22) economic, regulatory and political risks associated with our international operations; (23) the impact of global economic uncertainty (including increased inflation) on demand for consumer products; (24) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (25) our ability to successfully manage our working capital and inventory balances; (26) the impact of our or our counterparties’ failure to comply with the U.S. Foreign Corrupt Practices Act, similar U.S. or foreign anti-bribery and anti-corruption laws and regulations, applicable sanctions laws and regulations in the jurisdictions in which we operate or ethical business practices and related laws and regulations; (27) any impairment on our tangible or intangible long lived assets, including goodwill associated with the N&B merger and the acquisition of Frutarom; (28) our ability to protect our intellectual property rights; (29) the impact of the outcomes of legal claims, disputes, regulatory investigations and litigation, related to intellectual property, product liability, competition and antitrust, environmental matters, indirect taxes or other matters; (30) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (31) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (32) the impact of the United Kingdom’s departure from the European Union; (33) the impact of the phase out of the London Interbank Offered Rate (LIBOR) on interest expense; and (34) the impact of any tax liability resulting from the N&B Transaction; and (35) our ability to comply with data protection laws in the U.S. and abroad.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2023 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures

We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable currency neutral adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization expense, interest expense, other (expense) income, net, and certain non-recurring or unusual items that are not part of recurring operations such as, restructuring and other charges, acquisition, divestiture, and integration related costs, gains (losses) on business disposals, strategic initiatives costs, regulatory costs, and other items.

Adjusted EPS ex Amortization excludes the impact of non-operational items including, restructuring and other charges, acquisition, divestiture, and integration related costs, gains (losses) on business disposals, strategic initiatives costs, regulatory costs, and other items that are not a part of recurring operations.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before income taxes, depreciation and amortization expense, interest expense, specified items and non-cash items.

Comparable results for the first quarter exclude the impact of divestitures and acquisitions.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

The Company cannot reconcile its expected adjusted operating EBITDA under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to acquisition, divestiture (including the anticipated Savory Solutions and Flavor Specialty Ingredients divestitures) and integration related costs, gains (losses) on business disposals, and regulatory costs.

Welcome to IFF
At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Statements of (Loss) Income
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022	% Change
Net sales	$3,027	$3,226	(6)%
Cost of goods sold	2,063	2,081	(1)%
Gross profit	964	1,145	(16)%
Research and development expenses	161	157	3%
Selling and administrative expenses	454	459	(1)%
Amortization of acquisition-related intangibles	171	186	(8)%
Restructuring and other charges	52	2	NMF
Gains on sale of fixed assets	(5)	—	NMF
Operating profit	131	341	(62)%
Interest expense	111	72	54%
Other expense (income), net	6	(16)	(138)%
Income before taxes	14	285	(95)%
Provision for income taxes	22	39	(44)%
Net (loss) income	(8)	246	(103)%
Net income attributable to non-controlling interests	1	2	(50)%
Net (loss) income attributable to IFF shareholders	$(9)	$244	(104)%

Net (loss) income per share - basic (1)	$(0.04)	$0.96
Net (loss) income per share - diluted (1)	$(0.04)	$0.96

Average number of shares outstanding - basic	255	255
Average number of shares outstanding - diluted	255	255

(1)    For 2023 and 2022, net (loss) income per share reflects adjustments related to the redemption value of certain redeemable non-controlling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	March 31,	December 31,
	2023	2022
Cash, cash equivalents, and restricted cash	$606	$493
Receivables, net	1,899	1,818
Inventories	2,946	3,151
Other current assets	1,991	1,970
Total current assets	7,442	7,432

Property, plant and equipment, net	4,224	4,203
Goodwill and other intangibles, net	22,426	22,437
Other assets	1,378	1,335
Total assets	$35,470	$35,407

Short-term borrowings	$2,071	$597
Other current liabilities	2,803	3,131
Total current liabilities	4,874	3,728

Long-term debt	9,220	10,373
Non-current liabilities	3,527	3,533

Redeemable non-controlling interests	59	59

Shareholders' equity	17,790	17,714
Total liabilities and shareholders' equity	$35,470	$35,407

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(8)	$246
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation and amortization	276	303
Deferred income taxes	(28)	(65)
Gains on sale of fixed assets	(5)	—
Losses on business divestitures	14	—
Stock-based compensation	12	9
Pension contributions	(7)	(8)
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(63)	(272)
Inventories	219	(311)
Accounts payable	(144)	178
Accruals for incentive compensation	(70)	(101)
Other current payables and accrued expenses	(51)	39
Other assets/liabilities, net	(18)	(22)
Net cash provided by (used in) operating activities	127	(4)
Cash flows from investing activities:
Additions to property, plant and equipment	(175)	(132)
Additions to intangible assets	—	(2)
Proceeds from disposal of assets	7	2
Cash provided by the Merger with N&B	—	11
Net proceeds received from business divestiture	1	—
Net cash used in investing activities	(167)	(121)
Cash flows from financing activities:
Cash dividends paid to shareholders	(206)	(201)
Increase (decrease) in revolving credit facility and short-term borrowings	(100)	1
Deferred financing costs	(2)	—
Proceeds from issuance of commercial paper (maturities after three months)	—	155
Repayments of commercial paper (maturities after three months)	—	(75)
Net borrowings of commercial paper (maturities less than three months)	393	227
Employee withholding taxes paid	(6)	(13)
Other, net	(1)	1
Net cash provided by financing activities	78	95
Effect of exchange rate changes on cash, cash equivalents and restricted cash	27	(24)
Net change in cash, cash equivalents and restricted cash	65	(54)
Cash, cash equivalents and restricted cash at beginning of year	552	716
Cash, cash equivalents and restricted cash at end of period	$617	$662
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended March 31, 2023 and March 31, 2022 to the amounts reported on the Company's balance sheet:

AMOUNTS IN MILLIONS	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2021
Current assets
Cash and cash equivalents	$590	$483	$657	$711
Cash and cash equivalents included in Assets held for sale	4	52	—	—
Restricted cash	16	10	4	4
Non-current assets
Restricted cash included in Other assets	7	7	1	1
Cash, cash equivalents and restricted cash	$617	$552	$662	$716

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net Sales
Nourish	$1,653	$1,731
Health & Biosciences	513	661
Scent	608	585
Pharma Solutions	253	249
Consolidated	$3,027	$3,226
Segment Adjusted Operating EBITDA
Nourish	$208	$329
Health & Biosciences	131	192
Scent	105	116
Pharma Solutions	59	65
Total	503	702
Depreciation & Amortization	(276)	(303)
Interest Expense	(111)	(72)
Other (Expense) Income, net	(6)	16
Restructuring and Other Charges	(52)	(2)
Acquisition, Divestiture and Integration Related Costs	(31)	(49)
Strategic Initiatives Costs	(13)	—
Regulatory Costs	(5)	—
Other	5	(7)
Income Before Taxes	$14	$285
Segment Adjusted Operating EBITDA Margin
Nourish	12.6%	19.0%
Health & Biosciences	25.5%	29.0%
Scent	17.3%	19.8%
Pharma Solutions	23.3%	26.1%
Consolidated	16.6%	21.8%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	First Quarter
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$964	$1,145
Acquisition, Divestiture and Integration Related Costs (b)	—	1
Adjusted (Non-GAAP)	$964	$1,146

Reconciliation of Selling and Administrative Expenses
	First Quarter
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$454	$459
Acquisition, Divestiture and Integration Related Costs (b)	(31)	(48)
Strategic Initiatives Costs (d)	(13)	—
Regulatory Costs (e)	(5)	—
Other (f)	—	(7)
Adjusted (Non-GAAP)	$405	$404

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net (Loss) Income and EPS
	First Quarter
	2023				2022
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (g)	Net (loss) income attributable to IFF (h)	Diluted EPS (i)	Income before taxes	Provision for income taxes (g)	Net income attributable to IFF (h)	Diluted EPS
Reported (GAAP)	$14	$22	$(9)	$(0.04)	$285	$39	$244	$0.96
Restructuring and Other Charges (a)	52	12	40	0.15	2	—	2	0.01
Acquisition, Divestiture and Integration Related Costs (b)	31	(7)	38	0.15	49	12	37	0.14
Losses on Business Disposals (c)	14	3	11	0.04	—	—	—	—
Strategic Initiatives Costs (d)	13	3	10	0.04	—	—	—	—
Regulatory Costs (e)	5	1	4	0.01	—	—	—	—
Other (f)	(5)	(1)	(4)	(0.02)	7	2	5	0.02
Adjusted (Non-GAAP)	$124	$33	$90	$0.35	$343	$53	$288	$1.13

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	First Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2023	2022
Numerator
Adjusted (Non-GAAP) Net Income	$90	$288
Amortization of Acquisition related Intangible Assets	171	186
Tax impact on Amortization of Acquisition related Intangible Assets (g)	39	43
Amortization of Acquisition related Intangible Assets, net of tax (j)	132	143
Adjusted (Non-GAAP) Net Income ex. Amortization	$222	$431

Denominator
Weighted average shares assuming dilution (diluted)	255	255
Adjusted (Non-GAAP) EPS ex. Amortization	$0.87	$1.69

(a)	For 2023 and 2022, represents costs primarily related to severance as part of the Company's restructuring efforts.
(b)	For 2023 and 2022, primarily represents costs related to the Company's actual and planned acquisitions, sales and planned sales of businesses and integration related activities primarily for Frutarom and N&B. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts. For 2023, tax expenses for business divestiture costs included establishments of deferred tax liabilities related to planned sales of businesses. For 2023, integration costs primarily relate to IT costs for the N&B integration. For the three months ended March 31, 2023, business divestiture and integration related costs were approximately $21 million and $10 million, respectively. For the three months ended March 31, 2022, business divestiture, integration related and acquisition related costs were approximately $30 million, $18 million and $1 million, respectively.
(c)	Represents losses recognized primarily as part of the liquidation of a business in Russia in preparation for the sale of the portion of the Savory Solutions business.
(d)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts and reorganizing the Global Shared Services Centers, primarily consulting fees.
(e)	Represents costs primarily related to legal fees incurred for the ongoing investigations of the fragrance businesses.
(f)	For 2023, represents gains from sale of fixed assets. For 2022, represents shareholder activist related costs, primarily professional fees, and severance costs, including accelerated stock compensation expense, for certain executives who have been separated from the Company.
(g)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(h)	For 2023, net loss is increased by income attributable to non-controlling interest of $1 million. For 2022, net income is reduced by income attributable to non-controlling interest of $2 million.
(i)	The sum of these items does not foot due to rounding.
(j)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Loss
(DOLLARS IN MILLIONS)	Twelve Months Ended March 31, 2023
Net loss	$(2,124)
Interest expense	375
Income taxes	222
Depreciation and amortization	1,152
Specified items(1)	2,648
Non-cash items(2)	47
Credit Adjusted EBITDA	$2,320
 _______________________
(1)Specified items for the 12 months ended March 31, 2023 of $2.648 billion consisted of restructuring and other charges, impairment of goodwill, impairment of long-lived assets, acquisition, divestiture and integration related costs, strategic initiatives costs, regulatory costs and other costs that are not related to recurring operations.
(2)Non-cash items represent all other adjustments to reconcile net (loss) income to net cash provided by operations as presented on the Statements of Cash Flows, including gains on sale of fixed assets, losses on business disposals and stock-based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	March 31, 2023
Total debt(1)	$11,309
Adjustments:
Cash and cash equivalents(2)	594
Net debt	$10,715
 _______________________
(1)Total debt used for the calculation of net debt consists of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.
(2)Cash and cash equivalents includes approximately $4 million currently in Assets held for sale on the Consolidated Balance Sheets.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended March 31,
	2023	2022
Net Sales
Nourish	$1,653	$1,731
Health & Biosciences(1)	504	540
Scent	608	585
Pharma Solutions	253	249
Consolidated	$3,018	$3,105
Segment Adjusted Operating EBITDA
Nourish	$208	$329
Health & Biosciences(1)	133	174
Scent	105	116
Pharma Solutions	59	65
Total	505	684
Depreciation & Amortization	(276)	(303)
Interest Expense	(111)	(72)
Other (Expense) Income, net	(6)	16
Restructuring and Other Charges	(52)	(2)
Acquisition, Divestiture and Integration Related Costs	(31)	(49)
Strategic Initiatives Costs	(13)	—
Regulatory Costs	(5)	—
Other	5	(7)
Impact of Business Divestitures(2)	—	18
Impact of Business Acquisitions(3)	(2)	—
Income Before Taxes	$14	$285
Segment Adjusted Operating EBITDA Margin
Nourish	12.6%	19.0%
Health & Biosciences	26.4%	32.2%
Scent	17.3%	19.8%
Pharma Solutions	23.3%	26.1%
Consolidated	16.7%	22.0%
______________________
(1)Health & Biosciences sales and segment adjusted operating EBITDA information for the three months ended March 31, 2023 exclude the results of Health Wright Products and for the three months ended March 31, 2022 exclude the results of the Microbial Control business unit to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022 and the divestiture of the Microbial Control business unit was completed on July 1, 2022. As a result, there was no impact from Health Wright Products and the Microbial Control business unit for the 2022 and 2023 periods, respectively.
(2)Information related to the amounts exclude the results of the Microbial Control business unit to present fully comparable scenarios of the Company due to divestiture of the business in the third quarter of 2022.
(3)Information related to the amounts exclude the results of Health Wright Products to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q1 Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(5)%	(37)%	(6.4)%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	(5)%	(37)%	(6.4)%
Currency Impact	5%	10%	1.2%
% Change - Currency Neutral	0%	(27)%	(5.2)%

Q1 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(22)%	(32)%	(3.5)%
Portfolio Impact	16%	8%	(2.3)%
% Change - Comparable	(7)%	(24)%	(5.8)%
Currency Impact	4%	5%	0.3%
% Change - Currency Neutral	(3)%	(19)%	(5.5)%

Q1 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	4%	(9)%	(2.5)%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	4%	(9)%	(2.5)%
Currency Impact	4%	10%	1.1%
% Change - Currency Neutral	8%	1%	(1.4)%

Q1 Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	2%	(9)%	(2.8)%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	2%	(9)%	(2.8)%
Currency Impact	2%	3%	0.4%
% Change - Currency Neutral	4%	(6)%	(2.4)%

Q1 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(6)%	(28)%	(5.2)%
Portfolio Impact	3%	2%	(0.1)%
% Change - Comparable	(3)%	(26)%	(5.3)%
Currency Impact	4%	7%	1.0%
% Change - Currency Neutral	1%	(19)%	(4.3)%

 _______________________
Note: The sum of these items may not foot due to rounding.